UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
_________________________
IPG Photonics Corporation
(Exact name of registrant as specified in its charter)

Delaware	04-3444218
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Old Webster Road Oxford, Massachusetts (Address of principal executive offices)	01540 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common stock, par value $0.0001 per share	Name of each exchange on which each class is to be registered The NASDAQ Global Market
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-136521
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common stock of IPG Photonics Corporation, a Delaware corporation (the “Registrant”), is incorporated herein by reference to the section set forth under the heading “Description of Capital Stock” in the prospectus forming part of the Registrant’s Registration Statement on Form S-1 (File No. 333-136521), as amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission and in the final prospectus that will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which, upon filing, shall form a part of the Registration Statement.
Item 2. Exhibits.
     The following exhibits are filed as a part of the Registration Statement.

Exhibit No.	Description

3.2*	Form of Second Amended and Restated Certificate of Incorporation of IPG Photonics.

3.4*	Form of Amended and Restated By-laws of IPG Photonics.

4.1*	Specimen Stock Certificate.

4.2*	Registration Rights Agreement by and among IPG Photonics and the Investors named therein, dated as of August 30, 2000, as amended.

4.3*	Registration Rights Agreement by and among IPG Photonics and JDS Uniphase Corporation, dated as of August 13, 2003, as amended.
*	Filed as equivalent exhibit number to IPG Photonics’ Registration Statement on Form S-1 (333-136521), as amended, and incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IPG PHOTONICS CORPORATION
Date: November 14, 2006	By:	/s/ Valentin P. Gapontsev
	Name:	Valentin P. Gapontsev
	Title:	Chief Executive Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description

3.2*	Form of Second Amended and Restated Certificate of Incorporation of IPG Photonics.

3.4*	Form of Amended and Restated By-laws of IPG Photonics.

4.1*	Specimen Stock Certificate.

4.2*	Registration Rights Agreement by and among IPG Photonics and the Investors named therein, dated as of August 30, 2000, as amended.

4.3*	Registration Rights Agreement by and among IPG Photonics and JDS Uniphase Corporation, dated as of August 13, 2003, as amended.
*	Filed as equivalent exhibit number to IPG Photonics’ Registration Statement on Form S-1 (333-136521), as amended, and incorporated herein by reference.